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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                               TELESCIENCES, INC.
                                       AT
                              $8.79 NET PER SHARE

                                       BY

                           EDB 4TEL ACQUISITION CORP.

                          A WHOLLY-OWNED SUBSIDIARY OF

                            EDB BUSINESS PARTNER ASA

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
               NEW YORK CITY TIME, ON MONDAY, NOVEMBER 22, 1999,
                         UNLESS THE OFFER IS EXTENDED.

                                                                October 25, 1999

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     We have been appointed by EDB 4tel Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of EDB Business Partner ASA, a Norwegian limited company ("Parent"), to act as Information Agent in connection with Purchaser's offer to purchase all outstanding shares of common stock, par value $0.04 per share (all of the shares of common stock being hereinafter collectively referred to as the "Shares"), of Telesciences, Inc., a Delaware corporation (the "Company"), at a price of $8.79 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase, dated October 25, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto from time to time, constitute the "Offer") enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER THAT NUMBER OF SHARES WHICH WHEN ADDED TO THE SHARES THEN BENEFICIALLY OWNED BY PARENT REPRESENT AT LEAST A MAJORITY OF THE TOTAL NUMBER OF THEN OUTSTANDING SHARES ON THE DATE SHARES ARE ACCEPTED FOR PAYMENT.

     Enclosed for your information and use are copies of the following documents:

          1. Offer to Purchase, dated October 25, 1999;

          2. Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares;

          3. Notice of Guaranteed Delivery to be used to accept the Offer if the certificates evidencing Shares and all other required documents are not immediately available or cannot be delivered to American Stock Transfer & Trust Company (the "Depositary") by the Expiration Date (as defined in the Offer to Purchase) or if the procedure for book-entry transfer cannot be completed by the Expiration Date;

          4. A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer; and

          5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, NOVEMBER 22, 1999, UNLESS THE OFFER IS EXTENDED.
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     In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates evidencing such Shares (the "Share Certificates") or, timely confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase), (ii) a
Letter of Transmittal (or facsimile thereof) properly completed, with the signatures guaranteed thereon, if required, and duly executed or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and (iii) any other required documents in accordance with the instructions contained in the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending on when Share Certificates for, or confirmations of book-entry transfer of, such Shares are actually received by the Depositary.

     If a holder of Shares wishes to tender Shares, but such stockholders' Share Certificates are not immediately available or such stockholder cannot deliver the Share Certificates and all other required documents, or cannot complete the procedure for book-entry transfer, prior to the expiration of the Offer, a tender of Shares may be effected by following the guaranteed delivery procedure described in Section 2 of the Offer to Purchase.

     Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Depositary and the Information Agent as described in the Offer) in connection with the solicitation of tenders of Shares pursuant to the Offer. However, Purchaser will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any stock transfer taxes payable with respect to the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Offer, or requests for additional copies of the enclosed materials, should be addressed to us at the address and telephone number set forth on the back cover page of the Offer to Purchase.

                                        Very truly yours,

                                        GEORGESON SHAREHOLDER
                                          COMMUNICATIONS INC.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL AUTHORIZE YOU OR ANY OTHER PERSON TO ACT ON BEHALF OF OR AS THE AGENT OF PURCHASER, PARENT, THE COMPANY, THE INFORMATION AGENT OR THE DEPOSITARY, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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